Exhibit 10.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

smart for life, inc.

5% SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$1,075,000	July 29, 2022

For value received, Smart for Life, Inc., a Delaware corporation (the “Company”), promises to pay to D&D HAYES, LLC, a Florida limited liability company (“Holder”) the principal sum of One Million Seventy-Five Thousand Dollars ($1,075,000) (the “Principal”) together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

This secured subordinated convertible promissory note (the “Note”) is issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of March 14, 2022, as amended by the First Amendment to the Securities Purchase Agreement, dated July 29, 2022 (as so amended, the “Purchase Agreement”), among the Company, Ceautamed Worldwide, LLC, a Florida limited liability company (the “Acquired Company”), the Holder and the other Sellers party thereto. This Note is one of the Buyer Notes issued to the Sellers under the Purchase Agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Principal Repayment. The Principal along with any accrued, but unpaid interest shall be paid in one lump sum on the third anniversary date of this Note (the “Maturity Date”) subject to the terms of Section 3 below and subject to earlier acceleration of this Note (including pursuant to Sections 4 or 5 hereof). The Company shall not have the right to repay the indebtedness evidenced by this Note prior to the Maturity Date without the consent of the Holder. All payments of Principal and interest shall be in lawful money of the United States of America, except in connection with a conversion of this Note in accordance with Section 3 below. All cash payments in respect of the Buyer Notes I in accordance with the terms of the Buyer Notes I shall be made pro rata among the holders of the Buyer Notes I based on the amounts due and owing under each of the Buyer Notes I.

2. Interest.

(a) Interest (the “Interest”) shall accrue on the unpaid Principal from the date hereof until such Principal is repaid in full at the rate of five percent (5%) per annum (the “Interest Rate”). The Principal along with any accrued, but unpaid Interest shall be paid in one lump sum on the Maturity Date, subject to the terms of Section 3 below.

(b) Notwithstanding Section 2.2(a) above, during the continuance of any Event of Default (as defined herein), Interest shall accrue on the unpaid Principal at a rate per annum equal to the Interest Rate plus five percent (5%).

(c) In the event that any Interest rate provided for herein shall be determined to be unlawful, such Interest rate shall be computed at the highest rate permitted by applicable Law. Any payment by the Company of any Interest amount in excess of that permitted by applicable Law shall be considered a mistake, with the excess being applied to the Principal of this Note without prepayment premium or penalty.

3. Conversion.

The Holder may, at any time while this Note is outstanding, elect to convert all or a portion of the outstanding Principal plus accrued and unpaid Interest thereon on the Principal converted into common stock, par value $0.0001, of the Company (the “Common Stock”) at a conversion price of $6.25 (the “Conversion Price”); provided further than the Holder may not elect to convert a portion of the outstanding Principal in an amount less than the lesser of (y) Two Hundred Thousand Dollars ($200,000) or (z) the remaining outstanding Principal of this Note. The number of shares of Common Stock to be issued upon conversion shall be determined by dividing the outstanding Principal converted plus accrued and unpaid Interest on the converted Principal by the Conversion Price. Any request by Holder to convert all or a portion of this Note must be accompanied by a written notice in the form attached hereto as Exhibit A. On the date of conversion of this Note, the outstanding Principal converted and accrued but unpaid Interest on such converted Principal through the date of conversion shall be converted without any further action by the Holder and whether or not the Note is surrendered to the Company and, in the case of a partial conversion of this Note, a new Note shall be issued to the Holder for the remaining balance of the Principal. If, after aggregation, the conversion of this Note would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the Conversion Price by such fraction.

4. Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

(a) Non-Payment. The Company shall default in the payment of the Principal of, or accrued Interest on, this Note or any of the other Buyer Notes as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b) Default in Covenants. The Company or the Acquired Company, WWG or GFF (each of the Acquired Company, WWG and GFF, a “Guarantor” and collectively, the “Guarantors”) shall default in any material manner in the observance or performance of any covenants or agreements set forth in the Purchase Agreement, the Guaranty being executed by each Guarantor (each, a “Guaranty”) in favor of the Sellers and the Collateral Agent (as defined herein), this Note or any of the other Buyer Notes; or

(c) Breach of Representations and Warranties. The Company materially breaches any representation or warranty contained in the Purchase Agreement; or

(d) Illegality of Note. Any court of competent jurisdiction issues an order declaring this Note or any of the other Buyer Notes or any provision hereunder or thereunder to be illegal; or

(e) Cross Default. There occurs with respect to any Senior Indebtedness (as defined herein): (i) a default with respect to any payment obligation thereunder that then entitles the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity, or (ii) any other default thereunder that entitles, and has caused, the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity.

(f) Bankruptcy. The Company or any Guarantor shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company, a Guarantor or any property of the Company or a Guarantor, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company, a Guarantor or any property of the Company or a Guarantor; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any Guarantor, and, if such case or proceeding is not commenced by the Company or any Guarantor or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or any Guarantor or shall result in the entry of an order for relief or shall not be dismissed within thirty (30) days following its filing; then, and so long as such Event of Default is continuing for a period of two (2) business days in the case of non-payment under Section 4(a) or for a period of thirty (30) calendar days in the case of events under Sections 4(b) through 4(c) or for a period of five (5) calendar days in the case of an event under Sections 4(d) through Section 4(e) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company from the Holder, all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have by contract, at law or in equity. If an Event of Default specified in Section 4(f) above occurs, the Principal of, and accrued Interest on, the Note shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable and Holder may exercise any other remedies the Holder may have by contract, at law or in equity. If the Purchase Agreement is assigned by the Company pursuant to the terms thereof, for purposes of this Section 4, “Company” shall be deemed to include such assignee.

5. Change of Control. In the event of the occurrence of a Change of Control with respect to the Company or any Guarantor (each of the Company and each Guarantor, a “Specified Entity”), all obligations of the Company under this Note shall become immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have by contract, at law or in equity. The Company shall notify the Holder, in writing, at least three (3) days prior to a Change of Control. The term “Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 50% of the voting rights or equity interests in a Specified Entity; (ii) a replacement of more than 50% of the members of the board of directors of the Company; (iii) a merger or consolidation of a Specified Entity or a sale of 50% or more of the assets of a Specified Entity in one or a series of related transactions; (iv) a recapitalization, reorganization or other transaction involving a Specified Entity that constitutes or could result in a transfer of more than 50% of the voting rights or equity interests in such Specified Entity; or (v) the execution by a Specified Entity or its owners of an agreement providing for or that will result in any of the foregoing events.

6. Piggyback Registration. The Company shall give the Holder at least 5 days’ prior written notice of each filing by the Company of a registration statement (other than a registration statement on Form S-4 or Form S-8 or on any successor forms thereto) with the Securities Exchange Commission (the “Commission”) pursuant to which the Company is registering shares of its Common Stock for sale by itself or others for cash proceeds. If requested by the Holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company’s sole expense (other than the underwriting discounts, if any, payable in respect of the Shares sold by the Holder), register all or, at the Holder’s option, any portion of the shares of Common Stock issuable upon conversion by the Holder of the amount of outstanding Principal plus accrued and unpaid Interest thereon on the Principal (the “Shares”), concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Shares through the securities exchange, if any, on which the Common Stock is being sold or on the over-the-counter market, and will use its commercially reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. If the managing underwriter of any such offering shall determine and advise the Company that, in its opinion, the distribution of all or a portion of the Shares requested to be included in the registration concurrently with the securities being registered by the Company would adversely affect the distribution of such securities by the Company, then the Company will include in such registration first, the securities that the Company proposes to sell itself and second, the Shares requested to be included in such registration by the Holder and the shares requested to be included in such registration by the holders of the other Buyer Notes, to the extent permitted by the managing underwriter (and to the extent the managing underwriter determines to “cutback” any shares, such “cutback” shall apply pro rata to all Persons (other than the Company) seeking to have their shares registered). In the event of a registration pursuant to the provisions of this Agreement, the Company shall use its reasonable commercial efforts to cause the Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request, if such registration or qualification is required; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 6 in which it is not otherwise required to qualify to do business. In the event of a registration pursuant to the provisions of this Agreement, the Company shall furnish to the Holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Holder may reasonably request to facilitate the disposition of the Shares included in such registration. The Company shall notify the Holder, in writing, promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed. The Company shall advise the Holder promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. The Company shall promptly notify the Holder, in writing, at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Holder prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The Holder shall suspend all sales of the Shares upon receipt of such notice from the Company and shall not re-commence sales until it receives copies of any necessary amendment or supplement to such prospectus, which shall be delivered to the Holder within 30 days of the date of such notice from the Company. If requested by the underwriter for any underwritten offering of Shares, the Company and the Holder will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company, the Company’s counsel and the Holder’s counsel, and the underwriter, and such agreement shall contain such representations and warranties by the Company and the Holder and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders. If the Holder does not enter into such underwriting agreement, the Company shall have no obligation to include the Holder’s Shares in the registration statement relating to such offering. The Company agrees that until all the Shares have been sold under a registration statement or pursuant to Rule 144 promulgated under the Securities Act or other available exemption from Securities Act registration requirements, it shall use its reasonable commercial efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit the Holder to sell the Shares under Rule 144.

7. Covenants. Each of the Company and each Guarantor hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder:

(a) Neither the Company nor any Guarantor will, without providing at least 30 days’ prior written notice to the Holder, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. Each of the Company and each Guarantor will, prior to any change described in the preceding sentence, take all actions requested by the Holder to maintain the perfection and priority of the Holder’s security interest in the Collateral (as defined herein).

(b) Each of the Company and the Guarantors shall, at their own cost and expense, defend title to the Collateral and the lien and security interest of the Collateral Agent therein against the claim of any person claiming against or through the Company or any Guarantor and shall maintain and preserve such perfected security interest for so long as this Note shall remain in effect.

(c) Neither the Company nor any Guarantor will sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except with the prior written consent of the Collateral Agent.

(d) Each of the Company and the Guarantors will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. Each of the Company and the Guarantors will permit the Holder, or its designee, to inspect the Collateral at any reasonable time, wherever located.

(e) Each of the Company and the Guarantors will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

(f) Neither the Company nor any Guarantor shall enter into any agreement after the date hereof that would restrict payment of the amounts due and owing under the Buyer Notes without the express written consent of the Sellers.

8. Subordination.

(a) All claims of the Holder to Principal, Interest and any other amounts at any time owed under this Note (collectively, “Junior Indebtedness”) is hereby expressly subordinated in right of payment, as herein set forth, to the prior payment in full of all Senior Indebtedness. No payment under Junior Indebtedness shall be made by the Company, nor shall the Holder exercise any remedies under the Junior Indebtedness (including taking any legal action (whether judicial or otherwise) to collect the Junior Indebtedness), if, at the time of such payment, exercise or immediately after giving effect thereto, (i) there shall exist any material “Default” or “Event of Default” under any agreements governing any of the Senior Indebtedness, upon which the Company shall notify the Holder in writing of such Default within three (3) days of its receipt of notice of the Default from the Senior Lender or (ii) the maturity of any of the Senior Indebtedness has been accelerated and (A) such acceleration has not been waived or (B) such Senior Indebtedness has not been paid in full; provided, however, that (x) in the event that the holder of any Senior Indebtedness accelerates such Senior Indebtedness, then the Holder may accelerate the indebtedness evidenced by this Note, and (y) if the Company is permitted under the terms of the Senior Indebtedness to pay an amount due and owing under this Note and fails to make such payment, then so long as the terms of the Senior Indebtedness do not prohibit such action, the Holder may exercise its rights to be paid such amount, but only such amount (and Holder shall not be permitted to accelerate hereunder). Notwithstanding the foregoing or anything contained in this Note to the contrary, the Holder shall be permitted to convert this Note in accordance with Section 3 and to receive shares of Common Stock issuable upon conversion thereof.

(b) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money, before any payment is made under Junior Indebtedness; and upon any such dissolution or winding up or liquidation or reorganization, any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder as holder of the Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by Holder, directly to the holder of the Senior Indebtedness, or its representatives, to the extent necessary to pay all such Senior Indebtedness in full, in money, after giving effect to any concurrent prepayment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder with respect to the Junior Indebtedness.

(c) If the holders of the Senior Indebtedness in good faith believe Holder may fail to timely file a proof of claim in any such insolvency proceeding, the holder(s) of the Senior Indebtedness may do so for Holder.

(d) In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing where the holder has actual knowledge of a Senior Indebtedness payment default (for purposes of this Note, a Holder shall only be deemed to have actual knowledge of a Senior Indebtedness payment default if it is so notified, in writing, by the Company or the senior lender) shall be received by the Holder before all the Senior Indebtedness is paid in full, or provisions made for such payment, in accordance with its terms, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, as their respective interests may appear, for application to the payment of all the Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full, in money, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(e) The provisions hereof are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand and the Holder as holder of the Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the Holder, the obligations of the Company under the Junior Indebtedness, which are unconditional and absolute. With this in mind, notwithstanding the other provisions of this Section 8, if and so long as all documents governing the Senior Indebtedness permit one of the actions restricted by this Section 8, the restriction shall be waived and the restricted action permitted hereunder.

(f) No right of any present or future holder of any Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any act or failure to act, in good faith, by any such holder of the Senior Indebtedness, or any noncompliance by the Company with the terms, provisions and covenants hereof, regardless of any knowledge thereof any holder of the Senior Indebtedness may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holder to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or create, renew or alter, the Senior Indebtedness, or otherwise amend or supplement in any manner the Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness (other than the Collateral); (iii) release any person liable or contingently liable in any manner for the payment or collection of the Senior Indebtedness; and/or (iv) exercise or refrain from exercising any rights against the Company or any other person.

(g) Each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, shall be entitled to rely on the subordination provisions set forth in this Note.

(h) Notwithstanding the provisions of this Section 8, the Holder shall not be charged with knowledge of the existence of facts which would prohibit the making of any payments on the Junior Indebtedness unless and until the holder(s) of the Senior Indebtedness or their representatives send written notice to Holder of same.

(i) Subject to the payment in full of all the Senior Indebtedness, the Holder as holder of the Junior Indebtedness shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.

(j) The Holder shall confirm (in writing) the above subordination provisions if requested by any holder of the Senior Indebtedness, and shall execute and deliver such additional subordination agreements, consistent with the foregoing as any holder of Senior Indebtedness may require.

(k) For purposes hereof, “Senior Indebtedness” means, with respect to the Company, all senior secured indebtedness of the Company, whether outstanding on the date of the execution of this Note or thereafter created, to banks, insurance companies, other financial institutions, private equity funds, hedge funds or other similar funds, and that certain Original Issue Discount Subordinated Note issued by the Company to Joseph X Xiras dated the date of this Note; provided, that, any seller notes or other seller financing in connection with any acquisitions by the Company shall not constitute Senior Indebtedness.

(l) For the avoidance of doubt, the conversion of this Note into Common Stock in accordance with Section 3 is expressly permitted by this Section 8 and no holder of Senior Indebtedness shall have any right, title or interest in or to the Common Stock received by the Holder upon conversion of this Note.

9. Security Agreement.

(a) Grant of Security Interest. To secure the prompt performance and repayment of each and all of the obligations of the Company hereunder to the Holder and its assigns and to the holders of the other Buyer Notes and the obligations of the Guarantors under each Guaranty, the Guarantors hereby pledge, grant, assign and transfer to the Collateral Agent, as agent for itself, the Holder and the other holders of Buyer Notes (collectively, the “Buyer Note Holders”) and their respective assigns, a continuing lien on and security interest in and to all of the following property of the Guarantors, whether now owned or later acquired (collectively the “Collateral”):

(i) All accounts, accounts receivable, contract rights, general intangibles related to or arising from any account, debit balances, notes, documents, chattel paper, instruments, acceptances, drafts or other forms of obligations and receivables of each Guarantor arising from the sale or lease of inventory or rendition of services by each Guarantor, or on its behalf, in the ordinary course of its business or otherwise (all of the foregoing being herein collectively called “Accounts”), whether or not the same are listed on any schedules, assignments or reports furnished to the Holder from time to time, whether such Accounts are now existing or are created at any time hereafter, and all proceeds therefrom including without limitation, proceeds of insurance thereon and all guaranties, securities, and liens which the Guarantors may hold for the payment of any Accounts, including without limitation, all rights of stoppage in transit, replevin and reclamation and all other rights and remedies of unpaid vendor or lienor, and any liens held by the Guarantors as a mechanic, contractor, subcontractor, processor, materialman, machinist, manufacturer, artisan, or otherwise.

(ii) All documents, instruments, documents of title, policies and certificates of insurance, guaranties, securities, chattel paper (both tangible and electronic), deposits, proceeds of insurance, cash, liens or other property relating to Accounts and owned by the Guarantors or in which the Guarantors have an interest, which are now or may hereafter be in the possession of the Guarantors or as to which the Guarantors may now or hereafter control possession by documents of title or otherwise.

(iii) All books, records, customer lists, supplier lists, ledgers, evidences of shipping invoices, purchase orders, sales orders, computer records, lists, software, programs, and all other such evidences of the Guarantors’ business records related to the Accounts, including all cabinets, drawers, etc. that may hold same, all whether now existing or hereafter arising or acquired.

(iv) All of the Guarantors’ tangible property of whatever nature or description, whether real or personal, now or hereafter used, owned, held or leased, including without limitation all goods, furniture, fixtures, vehicles, equipment, inventory and supplies.

(v) All of the Guarantors’ payment intangibles, instruments, letters of credit, letter-of-credit rights, money, deposit accounts, investment property, commodity contracts, and commodity accounts.

(vi) All of the Guarantors’ intangible property of whatever nature or description, including without limitation, all intellectual property, general intangibles, software, trade names, trademarks, service marks, computer programs (including source code and object code), patents and copyrights now owned or hereafter acquired.

(vii) All renewals, substitutions, replacements, additions, accessions, proceeds, and products of any and all the foregoing.

Each Guarantor’s grant of such security interest to the Collateral Agent shall secure the payment and performance of the indebtedness, obligations and liabilities of the Company to the Holder and the other Buyer Note Holders of every kind and description, direct and indirect, absolute and contingent, due or to become due, now existing or hereafter arising, that relate to this Note and the other Buyer Notes and the rights and remedies created hereunder and thereunder, and all legal and other professional fees incurred in connection with any of the foregoing. The security interest granted to the Collateral Agent hereunder and under the other Buyer Notes shall be prior to all other interests in the Collateral. Terms used in the preceding collateral description shall have the respective meanings accorded such terms in the Uniform Commercial Code as enacted in the state of Delaware as of the date of this Agreement.

(b) The Company and each Guarantor hereby agrees that the Collateral Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect from time to time in the State of Delaware. The Company and each Guarantor agrees that at any time, and from time to time, at the request of the Collateral Agent, the Company and each Guarantor shall execute and deliver (or cause to be executed and delivered) any and all such further instruments and/or documents (including without limitation, UCC-1 financing statements) as the Collateral Agent may consider reasonably necessary or desirable in order to effectuate, complete, perfect or preserve and maintain the lien created hereby. Upon any failure by the Company or any Guarantor to do so, the Collateral Agent may make, execute, record, file, re-record or refile any and all such instruments and documents for and in the name of the Company and the Guarantors; the Company and each Guarantor hereby irrevocably appoints the Collateral Agent as the agent and attorney-in-fact of the Company and the Guarantors to do so; and the Company and the Guarantors shall reimburse the Collateral Agent, on demand, for all costs and expenses incurred by the Collateral Agent in connection therewith, such amount being added to the indebtedness arising under the Buyer Notes.

(c) The security interest created hereunder shall terminate upon the irrevocable payment in full by the Company to the Holder and the other Buyer Note Holders of all indebtedness, obligations and liabilities arising from, or in any way related to, this Note and the other Buyer Notes.

(d) Events of Default; Acceleration of Maturity. If an Event of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority), whether under this Note or the other Buyer Notes , then, in addition to the remedies provided for elsewhere in this Note or the other Buyer Notes or as a matter of law and without limitation thereof, at the option of the Collateral Agent exercised by written notice to the Company, the Collateral Agent may (A) foreclose the liens and security interests created under this Note and the other Buyer Notes or under any other agreement relating to the Collateral, by any available judicial process, (B) enter any premises where any of the Collateral may be located for the purpose of taking possession or removing the same, and (C) sell, assign, lease or otherwise dispose of the Collateral or any part thereof, either at public or private sale or at any broker’s board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Collateral Agent, all at the sole option of the Collateral Agent and as the Collateral Agent, in its sole discretion, may deem advisable and to the extent permitted by law, the Collateral Agent may bid or become a purchaser at any such sale, and the Collateral Agent shall have the right, at its option, to apply or be credited with the amount of all or any part of the obligations owing by the Company under this Note and the Buyer Notes, against the purchase price bid by the Collateral Agent at any such sale. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral (including, without limitation a sale where the Holder or the Collateral Agent is the purchaser) shall be applied first to the expenses (including reasonable attorneys’ and other professional fees) of retaking, holding, storing, processing and preparing the Collateral for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all such obligations, application as to particular obligations or against principal or any interest to be in the sole discretion of the Collateral Agent. The Collateral Agent shall give the Company and the Guarantors at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral.

(e) Suits for Enforcement. In case any one or more of the Events of Default shall have occurred and be continuing, the Collateral Agent may proceed to protect and enforce rights of the Collateral Agent hereunder either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement in this Note or in aid of the exercise of any power granted in this Note, including without limitation, possession or foreclosure on the Collateral securing the Note and the other Buyer Notes, or the Holder may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Holder.

(f) Remedies Cumulative. No remedy herein conferred upon the Holder or Collateral Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(g) Remedies Not Waived. No course of dealing between the Company or the Guarantors, on the one hand, and the Holder or the Collateral Agent, on the other hand, and no delay in exercising any rights hereunder shall operate as a waiver of any rights of the Holder or the Collateral Agent.

(h) Third Party Beneficiary. The Collateral Agent is an express third party beneficiary of this Section 9.

10. Mutilated, Destroyed, Lost or Stolen Note. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company a lost note affidavit in customary form (including customary indemnification).

11. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder and the Collateral Agent for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

12. Payment. Except for any conversion of this Note by the Holder in accordance with Section 3 hereof, all payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of Principal and Interest hereunder and shall satisfy and discharge the liability for Principal and Interest on this Note to the extent of the sum represented by such payment.

13. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. To complete an assignment or transfer this Note, the Holder shall deliver a completed and executed Form of Assignment attached hereto as Exhibit B and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate, upon receipt of which a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. Interest and principal are payable only to the registered Holder of this Note set forth on the books and records of the Company

14. Amendment; Waiver; Modification. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

15. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Purchase Agreement.

16. Governing Law and Arbitration. This Note shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Florida. Any dispute shall be resolved by arbitration conducted pursuant to Section 10.7 of the Purchase Agreement. The provisions of this Section 16 shall survive the entry of any judgment, and will not merge, or be deemed to have merged, into any judgment.

17. Headings. The descriptive headings contained in this Note are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Note.

18. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

19. Appointment of Agent; No Effect on the Obligations of the Company or the Guarantors.

(a) Stuart Benson (the “Collateral Agent”) is hereby appointed by the Holder and its successors and assigns as the Collateral Agent hereunder, under the other Buyer Notes and under each Guaranty (collectively, the “Loan Documents”), and the Holder hereby authorizes Stuart Benson to act as the Collateral Agent in accordance with the terms hereof and under each other Loan Document. The Collateral Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Section 19 are solely for the benefit of the Collateral Agent and each Buyer Note Holder, and neither the Company nor any Guarantor shall have any rights as a third party beneficiary of any of the provisions hereof or thereof. The Holder shall ratably, in accordance with the aggregate outstanding principal amount of the Buyer Notes held by it, indemnify the Collateral Agent (to the extent not reimbursed by the Company and/or the Guarantors) against any cost, expense (including outside counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Collateral Agent’s gross negligence, or willful misconduct) that the Collateral Agent may suffer or incur in connection with the Loan Documents or any action taken or omitted by the Collateral Agent hereunder or thereunder. The obligations of the Holder and any other Buyer Note Holder under this Section 19 shall survive the payment in full of the indebtedness under the Buyer Notes and the termination of this Agreement. This Section 19 sets forth the rights and obligations solely as between the Collateral Agent and the Buyer Note Holders, and nothing in this Section 19 creates any rights for the Company or any Guarantor or releases the Company or any Guarantor from its obligations under the Buyer Notes or the Guaranty, including without limitation the obligation of the Company or any Guarantor to reimburse the Holder for any payment made by the Holder to the Collateral Agent hereunder on the Company’s or any Guarantor’s behalf.

(b) The Holder irrevocably authorizes the Collateral Agent to take such action on the Holder’s behalf and to exercise such powers, rights, and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Collateral Agent by the terms hereof and thereof, together with such powers, rights, and remedies as are incidental thereto. The Holder hereby further irrevocably authorizes the Collateral Agent to act as the secured party under each of the Loan Documents. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or expert. The Collateral Agent may accept payments of principal, interest, fees and expenses due under the Loan Documents from the deposits from the Company or any Guarantor on the account or benefit for any Buyer Note Holder.

(c) The Holder hereby agrees that any action taken by the Collateral Agent in accordance with the provisions of the Loan Documents, and the exercise by the Collateral Agent of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Buyer Note Holders. The Collateral Agent is hereby authorized on behalf of all of the Buyer Note Holders, without the necessity of any notice to or further consent from any Buyer Note Holder, from time to time, to take any action with respect to any Collateral or any Loan Document which may be necessary or appropriate to perfect and maintain perfected the security interest in the Collateral granted pursuant to the Loan Documents.

(d) The Collateral Agent shall have no obligation whatsoever to the Buyer Note Holders or to any other Person to assure that any Collateral exists or is owned by the Company or any Guarantor or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant to the other Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 19 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate given the Collateral Agent’s own interest in any Collateral as one of the Buyer Note Holders and that the Collateral Agent shall have no duty or liability whatsoever to the Buyer Note Holder, except for its gross negligence, or willful misconduct. Neither the Collateral Agent nor any of its directors, officers, partners, managers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements specified in any Loan Document; (iii) the satisfaction of any condition specified in any Loan Document; (iv) the validity, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (v) the existence or non-existence of any Event of Default; or (vi) the financial condition of the Company or any Guarantor. The Holder acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Buyer Note Holder, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents to which it is a party. The Holder also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Buyer Note Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents to which it is a party.

(e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, unless the Collateral Agent shall have received written notice from a Buyer Note Holder, the Company or any Guarantor referring to the Loan Documents, describing such Event of Default and stating that such notice is a “notice of default”. The Collateral Agent may at any time request instructions from the Buyer Note Holders with respect to any actions or approvals which by the terms of the Loan Documents the Collateral Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the Collateral Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Buyer Note Holders. Without limiting the foregoing, no Buyer Note Holder shall have any right of action whatsoever against the Collateral Agent solely as a result of the Collateral Agent acting or refraining from acting under any of the Loan Documents, except with respect to its gross negligence, or willful misconduct.

(f) The Collateral Agent may at any time give notice of its resignation to the Buyer Note Holders and the Company. Upon receipt of any such notice of resignation, the Buyer Note Holders shall have the right to appoint a successor Collateral Agent. If no such successor shall have been so appointed by the Buyer Note Holders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then (a) the resignation of the Collateral Agent shall become effective on such 30th day, (b) the Buyer Note Holders shall perform the duties of the Collateral Agent under the Loan Documents until the Buyer Note Holders appoint a successor Collateral Agent, (c) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (d) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Buyer Note Holder directly, until such time as the Buyer Note Holders appoint a successor Collateral Agent as provided for in this Section 19. Upon the acceptance of a successor’s appointment as the Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the Loan Documents (if not already discharged therefrom as provided herein).

[Signature page follows]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Note as of the date first above written.

COMPANY:

Smart For Life, Inc.

By:	/s/ Alfonso J. Cervantes
Name:	Alfonso J. Cervantes
Title:	Executive Chairman

GUARANTORS:

CEAUTAMED WORLDWIDE, LLC

By:	/s/ Stuart Benson
Name:	Stuart Benson
Title:	Authorized Agent

GREENS FIRST FEMALE, LLC

By:	/s/ Ryan Benson
Name:	Ryan Benson
Title:	Manager

WELLNESS WATCHERS GLOBAL, LLC

By:	/s/ Ryan Benson
Name:	Ryan Benson
Title:	Manager

[Signature page to 5% Secured Subordinated Convertible Promissory Note of smart for life, inc.]

EXHIBIT A

Form of Conversion Notice

(To be executed by the Holder in order to convert the Note)

Re: Note (the “Note”) issued by SMART FOR LIFE, INC. on [__________], 2022 in the principal amount of $[___________].

The undersigned hereby elects to convert $__________ of the aggregate outstanding Principal (as defined in the Note) plus accrued and unpaid interest on such converted Principal into shares of Common Stock (as defined in the Note) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the name of such person is indicated below and the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion Information:

Date to Effect Conversion:

Aggregate Principal plus accrued and unpaid interest thereon of Note Being Converted: $[___________]

Applicable Conversion Price:

Signature:

Name:

Name of Person to whom shares should be delivered (if different from the signatory):

_________________________________________

EXHIBIT B

Form of Assignment

TO: Smart for Life, Inc.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ (name), __________________________________________ (address), US$____________ of 5% Secured Subordinated Convertible Promissory Note (“Note”) of Smart for Life, Inc. (the “Company”), including any and all accrued and unpaid interest owing thereon, registered in the name of the undersigned on the records of the Company represented by the within certificate, and irrevocably appoints ___________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this ________ day of, __________________, 20 ____.

(Signature of Registered Note Holder)

(Print name of Registered Note Holder)

Instructions:

1.	Signature of Holder must be the signature of the person appearing on the face of the Note.

2.	If the transfer of Note is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

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